                                                                   EXHIBIT 99.j1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We  hereby  consent  to the  incorporation  by  reference  in this  Registration
Statement on Form N-1A of our reports dated  February 15, 2005,  relating to the financial  statements and financial  highlights which appear in the December 31,
2004 Annual  Reports to  Shareholders  of the Small Company Fund,  Equity Growth
Fund,  Income &  Growth Fund,  Utilities Fund and Global Gold Fund which are also incorporated by reference into the Registration  Statement. We also consent to the references to us under the headings "Financial Highlights",  "Independent
Registered   Public   Accounting  Firm"  and  "Financial   Statements"  in  such
Registration Statement.

/s/ PricewaterhouseCoopers LLP
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PricewaterhouseCoopers LLP

Kansas City, Missouri
July 25, 2005